                                                                     Exhibit 1.2

                                                                         ANNEX I


                               Pricing Agreement
                               -----------------


Goldman, Sachs & Co.
Donaldson, Lufkin & Jenrette
   Securities Corporation
Petrie Parkman & Co., Inc.
   As Representatives of the several
      Underwriters named in Schedule I hereto, c/o Goldman, Sachs & Co.
85 Broad Street,
New York, New York 10004.

                                                               November 21, 1996


Ladies and Gentlemen:

     Western Gas Resources, Inc., a Delaware corporation (the "Company"), proposes, subject to the terms and conditions stated herein and in the Underwriting Agreement, dated November 21, 1996 (the "Underwriting Agreement"), among the Company, Brion G. Wise (the "Selling Stockholder") and Goldman, Sachs & Co., Donaldson, Lufkin & Jenrette Securities Corporation and Petrie Parkman & Co., Inc., to issue and sell to the Underwriters named in Schedule I hereto (the "Underwriters") the Shares specified in Schedule II hereto and the Selling Stockholder proposes, subject to the terms and conditions stated herein and in the Underwriting Agreement, to sell to the Underwriters the Shares specified in
Schedule II hereto. The Shares specified in Schedule II hereto to be purchased from the Company and the Selling Stockholder are hereinafter referred to as the "Designated Shares" and consist of Firm Shares and any Optional Shares the Underwriters may elect to purchase. Each of the provisions of the Underwriting Agreement is incorporated herein by reference in its entirety, and shall be deemed to be a part of this Agreement to the same extent as if such provisions had been set forth in full herein; and each of the representations and warranties set forth therein shall be deemed to have been made at and as of the date of this Pricing Agreement, except that each representation and warranty which refers to the Prospectus in Section 2 of the Underwriting Agreement shall be deemed to be a representation or warranty as of the date of the Underwriting Agreement in relation to the Prospectus (as therein defined), and also a representation and warranty as of the date of this Pricing Agreement in relation to the Prospectus as amended or supplemented relating to the Designated Shares which are the subject of this Pricing Agreement. Each reference to the Representatives herein and in the provisions of the Underwriting Agreement so incorporated by reference shall be deemed to refer to you. Unless otherwise defined herein, terms defined in the Underwriting Agreement are used herein as therein defined. The Representatives designated to act on behalf of the Representatives and on behalf of each of the Underwriters of the Designated Shares pursuant to Section 12 of the Underwriting Agreement and the address of the Representatives referred to in such Section 12 are set forth in Schedule II hereto.

     An amendment to the Registration Statement, or a supplement to the Prospectus, as the case may be, relating to the Designated Shares, in the form heretofore delivered to you is now proposed to be filed with the Commission.

     Subject to the terms and conditions set forth herein and in the Underwriting Agreement incorporated herein by reference, (a) the Company and the Selling Stockholder agree to sell to each of the Underwriters, and each of the Underwriters agrees, severally and not jointly, to purchase from the Company and the Selling Stockholder, at the time and place and at the purchase price to the Underwriters set forth in Schedule II hereto, the number of Firm Shares set forth opposite the name of such Underwriter in Schedule I hereto and, (b) in the event and to the extent that the Underwriters shall exercise the election to purchase Optional Shares, as provided below, the Company and the Selling Stockholder agree to sell to each of the Underwriters, and each of the Underwriters agrees, severally and not jointly, to purchase from the Company and the Selling Stockholder at the purchase price to the Underwriters set forth in
Schedule II hereto that portion of the number of Optional Shares as to which such election shall have been exercised. The number of Optional Shares to be sold by the Company and the Selling Stockholder shall be in proportion to the maximum number Optional Shares to be sold by the Company and the Selling Stockholder, respectively, as set forth in Schedule II hereto.

     The Company and the Selling Stockholder hereby grant to each of the Underwriters the right to purchase at their election up to the number of Optional Shares set forth opposite the name of such Underwriter in Schedule I hereto on the terms referred to in the paragraph above for the sole purpose of covering over-allotments in the sale of the Firm Shares. Any such election to purchase Optional Shares may be exercised by written notice from the Representatives to the Company and the Selling Stockholder given within a period of 30 calendar days after the date of this Pricing Agreement, setting forth the aggregate number of Optional Shares to be purchased and the date on which such Optional Shares are to be delivered, as determined by the Representatives, but in no event earlier than the First Time of Delivery or, unless the Representatives, the Company and the Selling Stockholder otherwise agree in writing, no earlier than two or later than ten business days after the date of such notice.

     If the foregoing is in accordance with your understanding, please sign and return to us seven counterparts hereof, and upon acceptance hereof by you, on behalf of each of the Underwriters, this letter and such acceptance hereof, including the provisions of the Underwriting Agreement incorporated herein by reference, shall constitute a binding agreement between each of the Underwriters, the Company and the Selling Stockholder. It is understood that your acceptance of this letter on behalf of each of the Underwriters is or will be pursuant to the authority set forth in a form of Agreement among Underwriters, the form of which shall be submitted to the Company for examination, upon request, but without warranty on the part of the Representatives as to the authority of the signers thereof.

                              Very truly yours,

                              WESTERN GAS RESOURCES, INC.



                              By: /s/ Vance S. Blalock
                                   Name: Vance S. Blalock
                                   Title: Treasurer


                              SELLING STOCKHOLDER



                              By: /s/ Brion G. Wise
                                   Brion G. Wise



Accepted as of the date hereof:

Goldman, Sachs & Co.
Donaldson, Lufkin & Jenrette
  Securities Corporation
Petrie Parkman & Co., Inc.


By: /s/   Goldman, Sachs & Co.

                                   SCHEDULE I



                                                                  Maximum Number
                                                                   of Optional
                                                    Number of      Shares Which
                                                   Firm Shares        May be
            Underwriter                          to be Purchased    Purchased
                                                 ---------------  --------------
Goldman, Sachs & Co.                                   1,305,000         195,750

Donaldson, Lufkin & Jenrette Securities                1,305,000         195,750
 Corporation

Petrie Parkman & Co., Inc.                             1,305,000         195,750

Jeffries & Company, Inc.                                 120,000          18,000

Lehman Brothers Inc.                                     223,000          33,450

Merrill Lynch, Pierce, Fenner & Smith                    223,000          33,450
                    Incorporated

Oppenheimer & Co., Inc.                                  223,000          33,450

PaineWebber Incorporated                                 223,000          33,450

Principal Financial Securities, Inc.                     120,000          18,000

Rauscher Pierce Refsnes, Inc.                            120,000          18,000

Rodman & Renshaw, Inc.                                   120,000          18,000

Sands Brothers & Co., Ltd.                               120,000          18,000

Wasserstein Perella Securities, Inc.                     223,000          33,450

                                                       _________         _______



            Total                                      5,630,000         844,500
                                                       =========         =======

                                  SCHEDULE II

Title of Designated Shares:  Common Stock, par value $0.10 per share

Number of Designated Shares:

     Number of Firm Shares to be Purchased from the Company: 5,500,000
     Number of Firm Shares to be Purchased from the Selling Stockholder: 130,000 Maximum Number of Optional Shares to be Purchased from the Company: 825,000 Maximum Number of Optional Shares to be Purchased from the Selling
     Stockholder: 19,500

Initial Offering Price to Public:

     $16.25 per Share

Purchase Price by Underwriters:

     $15.36 per Share

Commission Payable to Underwriters:

     $0.89 per Share in Federal (same day) funds

Form of Designated Shares:

     Definitive form, to be made available for checking at least twenty-four hours prior to the Time of Delivery at the office of The Depository Trust Company or its designated custodian

Specified Funds for Payment of Purchase Price:

     wire transfer of Federal (same day) available funds

Time of Delivery:

     9:00 a.m. (New York City time), November 27, 1996

Closing Location:

     Skadden, Arps, Slate, Meagher & Flom LLP
     919 Third Avenue
     New York, New York 10022

Names and Addresses of Representatives:

     Designated Representatives:  Goldman, Sachs & Co.
                                  Donaldson, Lufkin & Jenrette,
                                  Securities Corporation
                                  Petrie Parkman & Co., Inc.
     Address for Notices, etc.:   c/o Goldman, Sachs & Co.
                                  85 Broad Street
                                  New York, New York  10004